UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2026

Sun Country Airlines Holdings, Inc.
(Sun Country Airlines Holdings, LLC as successor by merger to Sun Country Airlines Holdings, Inc.)
(Exact name of Registrant as specified in its charter)

Nevada	001-40217	82-4092570
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 North Town Center Drive
Las Vegas, Nevada	89144
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code):	(702) 851-7300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	SNCY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.	Termination of a Material Definitive Agreement

Termination of Credit and Guaranty Agreement

On May 13, 2026, in connection with the consummation of the Mergers (as defined below), Sun Country, Inc., a Minnesota corporation and a wholly owned subsidiary of Sun Country Airlines Holdings, Inc., a Delaware corporation (“Sun Country”) terminated the Credit and Guaranty Agreement, dated as of March 24, 2025, by and among Sun Country, Inc., Sun Country, as Guarantor, MUFG Bank, Ltd., as a Lender, Sumitomo Mitsui Banking Corporation, as a Lender and UMB Bank, N.A., as administrative agent and security trustee, as such agreement may be amended, restated, supplemented, refinanced, replaced or otherwise modified from time to time, and all commitments and obligations under such agreement, other than certain continuing indemnity obligations, were satisfied and discharged in full.

Termination of Tax Receivable Agreement

As previously disclosed, in connection with Sun Country’s initial public offering in 2021 (“IPO”), Sun Country entered into the Income Tax Receivable Agreement, dated as of March 19, 2021, among Sun Country and SCA Horus Holdings, LLC, a Delaware limited liability company (the “TRA”) and other TRA holders, including, but not limited to, Jude Bricker, Chief Executive Officer and member of the Sun Country board of directors (the “Sun Country Board”) and Kerry Philipovitch, a member of the Sun Country Board. The TRA generally provides for the payment by Sun Country to the TRA holders of 85% of the amount of cash savings, if any, in U.S. federal, foreign, state and local income tax that Sun Country and its subsidiaries actually realize (or are deemed to have realized in certain circumstances) for periods starting at least 12 months after the closing date of Sun Country’s IPO as a result of the utilization of tax attributes existing at the time of Sun Country’s IPO. The consummation of the Mergers (as defined below) constituted a change of control under the terms of the TRA. Pursuant to the terms of the TRA, such change of control resulted in the termination of the TRA and the payment of approximately $80.4 million to the TRA holders. Such payment represented the present value of the estimated payments owed to the TRA holders under the TRA.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Merger Agreement Closing

On May 13, 2026 (the “Closing Date”), Allegiant Travel Company, a Nevada corporation (“Allegiant”), completed the previously announced acquisition of Sun Country pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated January 11, 2026, by and among Allegiant, Sun Country, Mirage Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Allegiant (“Merger Sub 1”), and Sawdust Merger Sub, LLC, a Nevada limited liability company and a direct wholly owned subsidiary of Allegiant (“Merger Sub 2”), providing for the merger of Merger Sub 1 with and into Sun Country (the “First Merger”), with Sun Country surviving the First Merger as a direct wholly owned subsidiary of Allegiant, and immediately following the effective time of the First Merger (the “First Effective Time”), the merger of Sun Country with and into Merger Sub 2 (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub 2 surviving the Second Merger as a direct, wholly owned subsidiary of Allegiant. As a result of the Mergers, Sun Country became a wholly owned subsidiary of Allegiant on the Closing Date. Capitalized terms used herein but not otherwise defined have the meanings set forth in the Merger Agreement.

As previously disclosed, pursuant to the Merger Agreement and by virtue of the First Merger, at the First Effective Time, each issued and outstanding share (“Share”) of common stock, par value $0.01 per share of Sun Country (“Sun Country Common Stock”), was converted into the right to receive (i) $4.10 in cash, without interest (the “Per Share Cash Consideration”) and (ii) 0.1557 (the “Merger Exchange Ratio”) shares of Allegiant common stock (“Allegiant Common Stock”), par value $0.001 per share (the “Per Share Stock Consideration” and, together with the Per Share Cash Consideration, the “Merger Consideration”).

Pursuant to the Merger Agreement, effective as of immediately prior to the First Effective Time, by virtue of the Mergers:

•
All outstanding stock options to purchase shares of Sun Country Common Stock granted pursuant to any Company Equity Award Plan, whether vested or unvested and regardless of exercise price, were automatically converted into stock options for Allegiant immediately before the First Effective Time, with no action required by the holder (the “Converted Options” and each a “Converted Option”). Each Converted Option covers a proportionately adjusted number of shares of Allegiant Common Stock and has a proportionately adjusted exercise price, in each case as determined in accordance with Section 2.5 of the Merger Agreement. The Converted Options continue to be governed by the same vesting schedules and terms, including any double‑trigger vesting protections;

•
Each outstanding Company RSU Award was assumed by Allegiant and converted into a Parent RSU Award covering a number of shares of Allegiant Common Stock as determined in accordance with Section 2.5 of the Merger Agreement. The Parent RSU Awards continue to have the same terms and conditions as the Company RSU Awards, including any double‑trigger vesting protections;

•
Each outstanding Company PRSU Award was assumed by Allegiant and converted into a Parent PRSU Award covering a number of shares of Allegiant Common Stock as determined in accordance with Section 2.5 of the Merger Agreement, with the underlying number of shares deemed to equal 125% of the target number of shares subject to the Company PRSU Award. The Parent PRSU Awards continue to have the same terms and conditions as the Company PRSU Awards, including any double‑trigger vesting protections, provided that there will no longer be any performance-based vesting conditions, and the Parent PRSU Award is a time-vesting award eligible to vest on the last day of the performance period applicable to the Company PRSU Award; and

•
With respect to non-employee Sun Country board members and former employees/service providers to Sun Country, each Company Equity Award held by such individuals became fully vested (to the extent not yet vested), cancelled and converted into the right to receive the Merger Consideration.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Sun Country notified the Nasdaq Stock Market LLC (“Nasdaq”) of the Closing and requested that Nasdaq suspend trading of Sun Country Common Stock. As a result, trading of Sun Country Common Stock on Nasdaq was suspended prior to the opening of trading on the Closing Date. On the Closing Date, Sun Country also requested that Nasdaq file with the U.S. Securities and Exchange Commission (the “SEC”) a notification of removal from listing and registration on Form 25 to effect the delisting of Sun Country Common Stock from Nasdaq and the deregistration of Sun Country Common Stock pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The delisting of Sun Country Common Stock from Nasdaq will be effective 10 days after the filing of the Form 25. In addition, following the effectiveness of the Form 25, Sun Country intends to file a certification and notice of termination of registration on Form 15 with the SEC requesting the termination of registration of Sun Country Common Stock under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Section 13 and 15(d) of the Exchange Act with respect to Sun Country Common Stock.

Item 3.03.	Material Modification to Rights of Security Holders

The information set forth under Items 2.01, 3.01, 5.01, and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

As a result of the First Merger, each Share that was issued and outstanding immediately prior to the First Effective Time was converted into the right to receive the Merger Consideration. Accordingly, at the First Effective Time, holders of Sun Country Common Stock immediately before the First Effective Time ceased to have any rights as stockholders in Sun Country, other than their right to receive the Merger Consideration pursuant to the Merger Agreement.

Item 5.01.	Changes in Control of Registrant

The information set forth under Items 2.01, 5.02, and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the Mergers, a change of control of Sun Country occurred and Sun Country became a wholly owned subsidiary of Allegiant. Allegiant obtained the funds necessary to fund the Mergers through a combination of cash on hand and debt financing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

In connection with the consummation of the Mergers, each of Marion Blakey, Jude Bricker, Thomas C. Kennedy, Patrick O’Keeffe, Gail Peterson, Kerry Philipovitch, Wendy Schoppert and Jennifer Vogel, the members of the Sun Country Board as of immediately prior to the First Effective Time, ceased to be members of the Sun Country Board and any committees thereunder on which they served. These departures were not the result of any disagreement with Sun Country regarding its operations, policies (including accounting or financial policies), or practices.

Effective as of the effective time of the Second Merger, as approved by resolutions of Allegiant’s board of directors (the “Allegiant Board”) and pursuant to the terms of the Merger Agreement, three directors designated by Sun Country joined the Allegiant Board: (i) Jude Bricker, the President and CEO of Sun Country, and current member of the Sun Country Board, (ii) Jennifer Vogel, a current member of the Sun Country Board, and (iii) Thomas C. Kennedy, a current member of the Sun Country Board. As approved by resolutions of the Allegiant Board, Ms. Vogel was placed on the Compensation Committee of the Allegiant Board, and Mr. Kennedy was placed on the Audit Committee of the Allegiant Board.

Additionally, upon closing of the Mergers, Mr. Bricker resigned as President and Chief Executive Officer of Sun Country. Mr. Bricker will serve as Special Advisor to the Allegiant chief executive officer.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Pursuant to the terms of the Merger Agreement, at the First Effective Time, Sun Country’s certificate of incorporation and bylaws were each amended and restated in their entirety to be in the forms of the certificate of incorporation and bylaws of Merger Sub 1 as in effect immediately prior to the First Effective Time, except that references to Merger Sub 1’s name were replaced with references to Sun Country’s name. Copies of the amended and restated certificate of incorporation and amended and restated bylaws are attached as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of January 11, 2026, by and among Sun Country Airlines Holdings, Inc., Allegiant Travel Company, Mirage Merger Sub, Inc. and Sawdust Merger Sub, LLC (incorporated by reference to Exhibit 2.1 on the Current Report on Form 8-K File No. 001-40217, filed on January 12, 2026).

3.1	Third Amended and Restated Certificate of Incorporation of Sun Country Airlines Holdings, Inc. (filed herewith).

3.2	Third Amended and Restated Bylaws of Sun Country Airlines Holdings, Inc. (filed herewith).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sun Country Airlines Holdings, LLC (as successor by merger to Sun Country Airlines Holdings, Inc.)

Date:	May 13, 2026	By:	/s/ Robert J. Neal
		Name:	Robert J. Neal
		Title:	President and Chief Financial Officer